MID-STATE BANK
PROFIT SHARING AND SALARY DEFERRAL 401(k) PLAN


EXHIBIT I


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 1, 2000, included in this Form 11-K for the year ended December 31, 1999, into Mid-State Bank's previously filed Registration Statement No. 333-16951.




ARTHUR ANDERSEN LLP


Los Angeles, California
June 27, 2000